Exhibit 8.1

DRAFT

FORM OF OPINION OF GOULSTON & STORRS, P.C. REGARDING CERTAIN U.S. TAX MATTERS

[Goulston & Storrs, P.C. Letterhead]

Changyou.com Limited

East Tower, Jing Yan Building

No. 29 Shijingshan Road, Shijingshan District

Beijing 100043

People’s Republic of China

Re:	Class A Ordinary Shares of Changyou.com Limited represented by American Depositary Shares

Ladies and Gentlemen:

We have acted as counsel to Changyou.com Limited, a Cayman Islands corporation (the “Company”), in connection with the filing of a Registration Statement on Form F-1 (the “Registration Statement”) with the Securities and Exchange Commission (File No.             ), for registration under the Securities Act of 1933, as amended (the “Securities Act”), of Class A Ordinary Shares of the Company, represented by American Depositary Shares (“ADSs”), in an initial public offering. You have requested our opinion concerning statements under the heading “Taxation – United States Federal Income Taxation” in the prospectus forming a part of the Registration Statement.

We have examined such documents, including the Registration Statement, and matters of law as we have deemed necessary for purposes of this opinion. We have assumed that the transactions described in the Registration Statement will be performed in the manner described therein and that the agreements forms of which are attached as exhibits to the Registration Statement will be performed in accordance with their terms. We have further relied on representations provided by the Company to us regarding the nature and structure of the Company’s massively multi-player online role-playing games (commonly known as “MMORPGs”) business. We have not made any independent review or investigation of any factual matter.

Based on the foregoing, and subject to the limitations and qualifications set forth set forth in this opinion, we confirm that the discussion under the heading “Taxation – United States Federal Income Taxation” in the prospectus forming a part of the Registration Statement is an accurate summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the ADSs or Class A ordinary shares under currently applicable law, and, to the extent that it constitutes matters of federal income tax law or legal conclusions relating to the federal income tax laws of the United States and subject to the qualifications therein, represents our opinion.

Our opinion set forth herein is subject to the following limitations and qualifications:

A. In our examination and in rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the power and authority of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

B. Our opinion is limited to the legal matters explicitly addressed herein and does not extend, by implication or otherwise, to any other matter. Our opinion is based on the existing provisions of the U.S. Internal Revenue Code of 1986, as amended, and regulations thereunder (both final and proposed) and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. We express no opinion as to other federal laws, or as to the laws of any other jurisdiction.

C. Our opinion is rendered to the Company as of the date of this letter and we undertake no obligation to update it subsequent to the date of this letter.

D. Any changes or differences in the facts from those disclosed in the Registration Statement will affect our opinion.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to reference to our firm under the heading “Taxation – United States Federal Income Taxation” in the prospectus contained in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Goulston & Storrs, P.C.